Exhibit 10.1
NINTH AMENDMENT
NINTH AMENDMENT, dated as of July 24, 2020 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Realogy Intermediate Holdings LLC (“Holdings”), Realogy Group LLC (the “Borrower”), the Revolving Facility Lenders parties hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to Section 10.08 of the Credit Agreement, Holdings, the Borrower, the Lenders holding commitments under the Revolving Facility and the Administrative Agent wish to amend the Credit Agreement as set forth herein, with such amendments requiring the consent of the Majority Lenders under the Revolving Facility (and without the consent of the Required Lenders) as if the Revolving Facility were the only Facility under the Credit Agreement as of the date hereof;
WHEREAS, the amendments and terms set forth herein only affect the Revolving Facility; and
WHEREAS, Holdings, the Borrower, the Revolving Facility Lenders party hereto and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.
NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:
SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
SECTION 2.Amendments to Article VI of the Credit Agreement. Section 6.10 of the Credit Agreement is hereby amended and restated its in entirety as follows:
Section 6.10. Senior Secured Leverage Ratio. Without the consent of the Majority Lenders under the Revolving Facility and only to the extent there are outstanding Revolving Facility Commitments under this Agreement:
(a) Prior to the earlier of (x) the Covenant Relief Termination Date (as defined in Section 6.10(e) below) and (y) the Early Termination Date (as defined in Section 6.10(e) below):
(i) Permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Senior Secured Leverage Ratio
June 30, 2020 and before	4.75 to 1.00
September 30, 2020	6.50 to 1.00
December 31, 2020	6.50 to 1.00
March 31, 2021	6.50 to 1.00
June 30, 2021	6.50 to 1.00
September 30, 2021	5.50 to 1.00
(ii) The occurrence of any Specified Event (as defined in Section 6.10(e) below) shall constitute a breach of this Section 6.10 and an Event of Default. Each Loan Party agrees that it shall, after any Responsible Officer has knowledge thereof, give prompt (but in any event by the date that is five Business Days after any such Responsible Officer first has knowledge thereof) notice in writing to the Administrative Agent of the occurrence of any Specified Event.
(iii) As conditions precedent to any Revolving Facility Borrowing:
(A) if the Consolidated Cash Balance as of the date one Business Day prior to the delivery of a Borrowing Request after giving pro forma effect to the requested Borrowing is equal to or less than $350,000,000, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth such Consolidated Cash Balance; and
(B) if the Consolidated Cash Balance as of the date one Business Day prior to the delivery of a Borrowing Request after giving pro forma effect to the requested Borrowing is greater than $350,000,000, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth (i) the Borrower’s intended use of proceeds of such Borrowing and (ii) the Consolidated Cash Balance after giving pro forma effect to such Borrowing and the intended use of proceeds thereof; provided that if, on the date that is five Business Days following such Borrowing, the Consolidated Cash Balance is greater than $350,000,000, the Borrower shall, within two Business Days thereafter, prepay the Revolving Facility Loans in an amount equal to the lesser of (x) the amount necessary to cause the Consolidated Cash Balance to be equal to or less than $350,000,000 and (y) the amount of such Borrowing.
(iv) Solely for purposes of the making of any Revolving Facility Borrowing the impacts of the COVID-19 pandemic on the business, assets, financial condition or results of operation of the Holdings or any of its Restricted Subsidiaries, taken as a whole, will be disregarded for purposes of determining the accuracy of the representation made in Section 3.06 of the Credit Agreement to the extent such impacts have been (i) publicly disclosed by the Borrower in its securities filings (including, without limitation, any Annual Report on Form 10K, Quarterly Report on Form 10-Q or Current Report on Form 8-K) prior to the Ninth Amendment Effective Date or (ii) disclosed in any “Lender Presentation” (and/or any supplements thereto) provided by the Borrower in connection with the Ninth Amendment.
(b) Solely upon the Covenant Relief Termination Date and thereafter, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter (such ratio, the “Financial Covenant Level”); provided that for the two consecutive fiscal quarters ended immediately following the closing of a Material Acquisition on or after April 1, 2022 (including the fiscal quarter in which such Material Acquisition occurs), the Financial Covenant Level shall be 5.25 to 1.00; provided, however, that, immediately after any such two fiscal quarter period, there shall be at least two consecutive fiscal quarters for which the Financial Covenant Level shall be 4.75:1.00, regardless of any other Material Acquisitions:

Fiscal Quarter Ending	Senior Secured Leverage Ratio
September 30, 2021	5.50 to 1.00
December 31, 2021	5.25 to 1.00
March 31, 2022	5.00 to 1.00
June 30, 2022 and thereafter	4.75 to 1.00
(c) Solely upon the Early Termination Date and thereafter, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed 4.75 to 1.00 (the “Financial Covenant Level”); provided that for the two consecutive fiscal quarters ended immediately following the closing of a Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs), the Financial Covenant Level shall be 5.25 to 1.00; provided, however, that, immediately after any such two fiscal quarter period, there shall be at least two consecutive fiscal quarters for which the Financial Covenant Level shall be 4.75:1.00, regardless of any other Material Acquisitions.
(d) Solely for purposes of calculating actual compliance with this Section 6.10, the following parenthetical shall be added after each reference to “discontinued operations” in clause (ii) of the definition of “Consolidated Net Income”:
“(in each case other than any asset, property or operation pending disposal, abandonment, divesture and/or termination thereof)”

(e) The following terms used in this Section 6.10 shall have the meanings specified below:
“Consolidated Cash Balance” shall mean, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Loan Parties, without giving effect to the aggregate amount of cash or cash equivalents of any Insurance Subsidiary that is not permitted to be distributed or advanced to the Borrower or any other Subsidiary as a matter of law or regulation as of the last day of the most recently ended fiscal quarter, less (b) any cash or cash equivalents to pay royalty obligations, indebtedness interest obligations, payroll, payroll taxes, employee benefit obligations, federal and state taxes, other taxes or other obligations of the Loan Parties to third parties, in each case that are payable within 30 days (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to pay).
“Covenant Relief Termination Date” shall mean, so long as the Early Termination Date has not occurred, the earlier of (x) the date of delivery of the certificate of compliance pursuant to Section 5.04(c) of the Credit Agreement for the fiscal quarter ending September 30, 2021 demonstrating compliance with the Financial Performance Covenant as set forth in Section 6.10(a) and (y) the date of delivery of the certificate of compliance pursuant to Section 5.04(c) of the Credit Agreement demonstrating compliance with a Senior Secured Leverage Ratio of 5.50 to 1.00 for the fiscal quarter ending June 30, 2021.
“Early Termination Date” shall mean the date on which the Borrower delivers to the Administrative Agent an irrevocable certificate of a Financial Officer of the Borrower (similar in form to a certificate delivered pursuant to Section 5.04(c)) (i) stating that the Borrower elects for the financial covenant in Section 6.10 to be governed by clause (c) thereof (instead of clause (a) thereof) and (ii) certifying compliance with the Financial Performance Covenant set forth in Section 6.10(c) for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) and demonstrating such compliance in reasonable detail.
“Ninth Amendment” shall mean the Ninth Amendment, dated as of July 24, 2020 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.
“Ninth Amendment Effective Date” shall mean July 24, 2020.
“Specified Event” shall mean at any time on and after the Ninth Amendment Effective Date and prior to the earlier of (x) the Covenant Relief

Termination Date and (y) the Early Termination Date, the occurrence of any of the following events, circumstances or conditions, in any such case, except with respect to such events, circumstances and conditions (if any) that the Majority Lenders under the Revolving Facility expressly agree (in their sole discretion and in writing from time to time after the Ninth Amendment Effective Date) shall not constitute a “Specified Event” for purposes of this Section 6.10:
(a) the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 2.20, 6.01(gg) or 6.01(hh) exceeds $50,000,000;
(b) the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(i), together with the Remaining Present Value of outstanding leases under Section 6.03, exceeds $375,000,000;
(c) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(s) exceeds $100,000,000;
(d) the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(x) exceeds $100,000,000;
(e) the aggregate amount of Liens securing obligations incurred in reliance on Section 6.02(i) exceeds $375,000,000;
(f) the aggregate amount of Liens securing obligations incurred in reliance on Section 6.02(t) exceeds $100,000,000;
(g) the Remaining Present Value of outstanding leases entered into under Section 6.03, together with the aggregate principal amount of any Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(i), exceeds $375,000,000;
(h) the aggregate amount of Investments made by the Borrower or a Loan Party in Subsidiaries that are not Loan Parties in reliance on Section 6.04(b) exceeds $100,000,000;
(i) the aggregate amount of Investments made in reliance on Section 6.04(j) (other than Investments made in reliance on clauses (d) and (e) of the definition of “Cumulative Credit”) exceeds $50,000,000;

(j) the aggregate amount of Investments constituting Permitted Business Acquisitions (which for the avoidance of doubt shall not include earn-outs or other contingent acquisition consideration) made in reliance on Section 6.04(k) exceeds $225,000,000, or the aggregate amount of Investments constituting earn-outs or other contingent acquisition consideration in connection with Permitted Business Acquisitions that occur on or after the Ninth Amendment Effective Date made in reliance on Section 6.04(k) exceeds $22,500,000;
(k) the making of any Investments in Subsidiaries that are not Loan Parties in reliance on Section 6.04(u);
(l) the aggregate amount of Investments made in reliance on Section 6.04(cc) exceeds $100,000,000;
(m) the making of any Restricted Payments in reliance on Section 6.06(c), 6.06(e) or 6.06(m);
(n) the aggregate amount of Restricted Payments made in reliance on Section 6.06(k) exceeds $10,000,000;
(o) the making of any payments or distributions in respect of Junior Financings in reliance on Section 6.09(b)(i)(F), except for any such payment or distribution made with the proceeds of Indebtedness incurred to Refinance any notes issued by the Borrower (other than Revolving Facility Borrowings);
(p) the making of any payments or distributions of all or any portion of any Junior Financing in reliance on Section 6.09(b)(i)(H); and
(q) the making of any payments or distributions of all or any portion of any Junior Financing in reliance on Section 6.09(b)(i)(I).
SECTION 3.Effectiveness. This Amendment shall become effective as of the date (the “Ninth Amendment Effective Date”) on which the following conditions have been satisfied:
(a) The Administrative Agent (or its counsel) shall have received a duly executed and completed counterpart hereof that bears the signature of (i) the Borrower, (ii) Holdings, (iii) the Administrative Agent, and (iv) Majority Lenders under the Revolving Facility (as if the Revolving Facility were the only Facility under the Credit Agreement in accordance with Section 10.08 of the Credit Agreement).
(b) The Administrative Agent shall have received, for the account of each Revolving Facility Lender party hereto, a consent fee in an amount equal to 0.20% of the

Revolving Facility Commitments held by such Lender immediately prior to the Ninth Amendment Effective Date, which consent fee shall be earned, due and payable on, and subject to the occurrence of, the Ninth Amendment Effective Date.
(c) No Event of Default or Default shall have occurred and be continuing.
(d) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (i) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents, as amended by this Amendment, are true and correct in all material respects on and as of the Ninth Amendment Effective Date as if made on and as of such date, except (A) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date (other than the representations and warranties contained in Section 3.18 of the Credit Agreement, which shall be true and correct in all material respects as of the Ninth Amendment Effective Date)) and (B) that the impacts of the COVID-19 pandemic on the business, assets, financial condition or results of operation of the Holdings or any of its Restricted Subsidiaries, taken as a whole, will be disregarded for purposes of determining whether a Material Adverse Effect has occurred pursuant to Section 3.06 to the extent such impacts have been (i) publicly disclosed by the Borrower in its securities filings (including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K) prior to the Ninth Amendment Effective Date or (ii) disclosed in any “Lender Presentation” (and/or any supplements thereto) provided by the Borrower in connection with this Amendment; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects, and (ii) no Default or Event of Default has occurred and is continuing on the Ninth Amendment Effective Date after giving effect to this Amendment.
SECTION 4.Representations and Warranties. The Borrower represents and warrants to the Revolving Facility Lenders and the Administrative Agent that as of the Ninth Amendment Effective Date:
(a) this Amendment has been duly authorized, executed and delivered by it, and this Amendment and the Credit Agreement constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b) each of the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Ninth Amendment Effective Date with the same effect as though made on and as of the Ninth Amendment Effective Date, except (i) to the extent such representations and warranties expressly relate to an earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and (ii) that the impacts of the COVID-19 pandemic on the business, assets, financial condition or results of operation of the Holdings or any of its Restricted Subsidiaries, taken as a whole, will be disregarded for purposes of determining whether a Material Adverse Effect has occurred pursuant to Section 3.06 to the extent such impacts have been (i) publicly disclosed by the Borrower in its securities filings (including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K) prior to the Ninth Amendment Effective Date or (ii) disclosed in any “Lender Presentation” (and/or any supplements thereto) provided by the Borrower in connection with this Amendment; and
(c) no Default or Event of Default shall have occurred and be continuing.
SECTION 5.Effect of this Amendment.
(a) This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b) On and after the Ninth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6.Reaffirmation. Holdings and the Borrower hereby confirm and agree, on behalf of each of the Loan Parties, with respect to each Loan Document to which such Loan Parties are party to, that (i) all of their obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Amendment and (ii) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and related guarantees.
SECTION 7.General.
(a) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b) Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent.
(c) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d) Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
REALOGY GROUP LLC, as Borrower
By: /s/ Charlotte Simonelli
Name: Charlotte C. Simonelli
Title:  Executive Vice President, Chief
        Financial Officer and Treasurer
REALOGY INTERMEDIATE HOLDINGS, LLC, as Holdings
By:  /s/ Charlotte Simonelli
Name:  Charlotte C. Simonelli
Title:  Executive Vice President, Chief Financial Officer and Treasurer

        Signature Page to Ninth Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Revolving Facility Lender
By: /s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

BARCLAYS BANK PLC, as a Revolving Facility Lender
By: /s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President

BBVA USA as a Revolving Facility Lender
By: /s/ Ramon Garcia
Name: Ramon Garcia
Title: Director

Bank of America, N.A., as a Revolving Facility Lender
By: /s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

Bank of Montreal, as a Revolving Facility Lender
By: /s/ Sean T. Ball
Name: Sean T. Ball
Title: Managing Director
        Signature Page to Ninth Amendment

THE BANK OF NOVA SCOTIA, as a Revolving Facility Lender
By: /s/ Efpraxia Frans Braniotis
Name: Efpraxia Frans Braniotis
Title: Managing Director & Industry Head

Citizens Bank, N.A., as a Revolving Facility Lender
By: /s/ Angela Reilly
Angela Reilly
Senior Vice President

Comerica Bank, as a Revolving Facility Lender
By: /s/ Robert D Yates
Name: Robert D Yates
Title: Vice President

Credit Industriel et Commercial, New York Branch, as a Revolving Facility Lender
By: /s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director
Brian Moriarty
By: /s/ Brian Moriarty
Name: Brian Moriarty
Title: Vice President

        Signature Page to Ninth Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director
By: /s/ Christopher Rosenkranz
Name: Christopher Rosenkranz
Title: Director

Credit Suisse AG, Cayman Islands Branch, as a Revolving Facility Lender
By: /s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory
By: /s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

Fifth Third Bank, National Association, as a Revolving Facility Lender
By: /s/ Lucas J. Barnett
Name: Lucas J. Barnett
Title: Vice President

FLUSHING BANK, as a Revolving Facility Lender
By: /s/ Alan Harris
Name: Alan Harris
Title: Senior Vice President
        Signature Page to Ninth Amendment

GOLDMAN SACHS BANK USA, as a Revolving Facility Lender
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

MUFG UNION BANK, N.A., as a Revolving Facility Lender
By: /s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

People’s United Bank, National Association, as a Revolving Facility Lender
By: /s/ James Riley
Name: James Riley
Title: Senior Vice President

Santander Bank, NA, as a Revolving Facility Lender
By: /s/ Patrick McMullan
Name: Patrick McMullan
Title: Senior Vice President

Signature Bank, as a Revolving Facility Lender
By: /s/ Richard Ohl
Name: Richard Ohl
Title: Sr. Vice President
        Signature Page to Ninth Amendment

STIFEL BANK & TRUST, as a Revolving Facility Lender
By: /s/ Matthew L. Diehl
Name: Matthew L. Diehl
Title: Senior Vice President

Texas Capital Bank, N.A., as a Revolving Facility Lender
By: /s/ Chris Wheeler
Name: Chris Wheeler
Title: Executive Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Revolving Facility Lender
By: /s/ Michael Borowiecki
Name: Michael Borowiecki
Title: Authorized Signatory

TriState Capital Bank, as a Revolving Facility Lender
By: /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

        Signature Page to Ninth Amendment

Truist Bank, as a Revolving Facility Lender
By: /s/ Matthew J. Davis
Name: Matthew J. Davis
Title: Senior Vice President

WEBSTER BANK, N.A., as a Revolving Facility Lender
By: /s/ Steven W. Collins
Name: Steven W. Collins
Title: Vice President

Wells Fargo Bank, National Association, as a Revolving Facility Lender
By: /s/ Emma Clifford
Name: Emma Clifford
Title: Director

        Signature Page to Ninth Amendment